UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2016
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 9, 2016, S&W Seed Company (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below, which matters are described in detail in the proxy statement sent by the Company to its stockholders relating to the Annual Meeting (the "Proxy Statement").

Proposal 1. Election of Directors

The Company's stockholders elected the eight persons listed below as directors of the Company, each to serve until the Company's 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Glen D. Bornt	10,437,281	851,137	4,689,353
David A. Fischhoff, Ph.D.	11,234,464	53,954	4,689,353
Mark S. Grewal	11,240,624	47,794	4,689,353
Mark J. Harvey	11,236,832	51,586	4,689,353
Alexander C. Matina	11,235,274	53,144	4,689,353
Charles (Chip) B. Seidler	11,232,581	55,837	4,689,353
Grover T. Wickersham	10,452,676	835,742	4,689,353
Mark W. Wong	11,235,064	53,354	4,689,353

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company's stockholders ratified the selection of Crowe Horwath LLP by the Audit Committee of the Company's Board of Directors as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017. The final voting results are as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
15,855,656	12,189	109,926	-

Proposal 3. Advisory Vote on Executive Compensation

The Company's stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement. The final voting results are as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
11,047,830	126,007	114,581	4,689,353

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: December 14, 2016